As filed with the Securities and Exchange Commission on May 20, 2013
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4 HaNechoshet Street, Tel Aviv, Israel	69710
(Address of Principal Executive Offices)	(Zip Code)

THE 2003 ISRAELI SHARE OPTION PLAN
(Full title of the plan)
Perion Network Ltd. c/o Smilebox Inc. 15809 Bear Creek Parkway, Suite 320 Redmond, Washington 98052
(Name and address of agent for service)
Phone: (425)-881-9475
(Telephone number, including area code, of agent for service)
Copy to:
Adam M. Klein, Adv. Goldfarb, Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Tel: (972) 3-608-9999 Fax: (972) 3-608-9909
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary Shares of Perion Network Ltd. (par value NIS 0.01) (“Ordinary Shares”)	1,000,000	$14.005	(2)	$14,005,000	$1,910.29	(4)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Ordinary Shares which become issuable under the 2003 Israeli Share Option Plan, as amended (the “Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares of Perion Network Ltd. (the “Company” or the “Registrant”) as a result of share splits, share dividends and antidilution provisions.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the NASDAQ Global Market on May 15, 2013.

(3)	Rounded up to the nearest cent.

(4)	Calculated pursuant to Section 6 of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.00013640.

EXPLANATORY NOTE

A Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2006 (File No. 333-133968) (the “First S-8”) to register under the Securities Act 1,368,000 Ordinary Shares to be offered and sold pursuant to the Plan. A second Registration Statement was filed with the Commission on June 30, 2008 (File No. 333-152010) (the “Second S-8”) to register under the Securities Act an additional 1,000,000 Ordinary Shares to be offered and sold pursuant to the Plan. A third Registration Statement was filed with the Commission on January 20, 2011 (File No. 333-171781) (the “Third S-8”, and together with the First S-8 and the Second S-8, the "Prior Registration Statements") to register under the Securities Act an additional 1,000,000 Ordinary Shares to be offered and sold pursuant to the Plan.

This Registration Statement has been prepared and filed pursuant to General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 1,000,000 Ordinary Shares, to be offered and sold pursuant to the Plan from time to time.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2012, filed with the Commission on April 29. 2013;

(b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2012; and

(c) The description of our ordinary shares set forth in the Prospectus, dated January 30, 2006, contained in the Company’s registration statement on Form F-1/A (No. 333-129246) filed with the Commission on January 30, 2006, including any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any reports on Form 6-K subsequently submitted by the Company to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on this 20th day of May 2013.

Perion Network Ltd.
By:	/s/ Yacov Kaufman
Name: Yacov Kaufman
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Josef Mandelbaum and Yacov Kaufman as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Perion Network Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated

Signature	Title	Date

/s/ Josef Mandelbaum Josef Mandelbaum	Chief Executive Officer and Director (principal executive officer)	May 20, 2013

/s/ Yacov Kaufman Yacov Kaufman	Chief Financial Officer (principal financial and accounting officer)	May 20, 2013

/s/ Tamar Gottlieb Tamar Gottlieb	Chairperson and Director	May 20, 2013

_______________ Adi Soffer Teeni	Director

/s/ David Jutkowitz David Jutkowitz	Director	May 20, 2013

/s/ Alan Gelman Alan Gelman	Director	May 20, 2013

______________ Iris Beck	Director

/s/ Avichay Nissenbaum Avichay Nissenbaum	Director	May 20, 2013

Authorized Representative
in the United States:

Smilebox Inc.

By: Yacov Kaufman
Name: Yacov Kaufman
Title: Director	May 20, 2013

EXHIBIT INDEX

Description

5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).
23.2	Consent of Kost Forer Gabbay & Kasierer, Member of Ernst & Young Global.
24.1	Power of Attorney (included in the signature pages hereof).
99.1
The Registrant’s 2003 Israeli Share Option Plan and the U.S. Addendum to such plan (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 20-F/A, filed with the Commission on April 29, 2013).